UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         April 27, 2005

Venture Financial Group, Inc.
(Exact Name of Registrant as specified in its charter)

Washington	0-24024	91 - 1277503
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

721 College Street SE
PO Box 3800
Lacey, Washington 98509
Address of Principal Executive Office and Zip Code

Registrant's telephone number including area code 360-459-1100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-
12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.02            Results of Operations and Financial Condition.

         On April 27, 2005, Venture Financial Group, Inc. issued a press release with respect to financial results for first quarter 2005. A copy of the press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Exhibits.
99.1 Press Release

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTURE FINANCIAL GROUP, INC.
(Registrant)

Date:	April 27, 2005	By:	/s/ Ken F. Parsons
Ken F. Parsons, Sr.
President and Chief Executive Officer

EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact: Ken Parsons
President/CEO
360.459.1100

Venture Financial Group Reports Record 1st Quarter Earnings

FIRST QUARTER HIGHLIGHTS

  Quarterly income and earnings per share increase 6.6% and 7.1%, respectively
  Loans grow $77 million from same period in 2004
  Interest income increases $1.2 million or 16%

Olympia, Wash., April 27, 2005 - Venture Financial Group, Inc. ("Venture" or "the Company"), parent company of Venture Bank (www.venture-bank.com) today announced first quarter net income of $2,033,000, an increase of 6.6% or $125,000 compared to $1,908,000 for the first quarter 2004. The $2,033,000 represents the highest first quarter earnings in Company history. Diluted earnings per share were $0.30 for the quarter ended March 31, 2005 up 7.1% from $0.28 for the same quarter in 2004.

For the quarter ended March 31, 2005, assets totaled $578 million, an increase of 13.6% over the $512 million in total assets at March 31, 2004. Total loans increased $77 million or 20.8% to $448 million from $371 million at March 31, 2004. Securities available for sale decreased $11 million or 13.5% to $70 million from $81 million. The cash received from this decrease has been used to fund loan growth over the last twelve months.

Demand deposits and interest-bearing demand deposits decreased 2.5% and 13.0% respectively for the period ending March 31, 2005 compared to the same period in 2004. Certificates of deposit increased by 6.3% . Total deposits decreased by $19 million or 5.0% to $359 million as of March 31, 2005. This decrease is directly attributable to the branch divestiture in the fourth quarter 2004. Excluding the sale of $96 million of deposits in the branch divesture, total deposits increased by $77 million or 27.3% .

"Our team is committed to the success of this company and adding value for our shareholders," said Ken F. Parsons Sr., Venture Financial Group Chairman and CEO.

Operating Results
Quarter Ended March 31, 2005
Net Interest Income

Net interest income for the first quarter of 2005 increased 6.6% to $6.5 million, from $6.1 million for the quarter ended March 31, 2004. This increase is due to a $1.2 million increase in interest income due to a $77 million increase in loan volume, offset by a $0.8 million increase in interest expense primarily due to a $76 million increase in borrowings following the sale of seven branches in the fourth quarter 2004.

Non Interest Income

Non interest income increased by $254,000 or 14.1% to a total of $2 million for the quarter ended March 2005 compared to $1.8 million for the same quarter in 2004. This increase is due largely to a one time gain on the sale of OREO property of $300,000.

Non Interest Expense

Total non interest expense increased by $405,000 or 8.2% for the three months ended March 31, 2005 compared to the three months ended March 31, 2004. This increase is due to a $176,000 increase in expenses associated with new marketing campaigns intended to bring in new deposits, and $158,000 in payroll expenses associated with the recent exit of the President and CFO.

"I am very pleased with the first quarter results of the company and look forward to a successful year" said Parsons.

Nonperforming Assets

Nonperforming assets (which includes nonperforming loans and other nonperforming assets) as a percentage of total assets was 0.92%, 1.05% and 0.68% as of March 31, 2005, December 31, 2004 and March 31, 2004 respectively. Nonperforming loans as a percentage of total loans was 1.10%, 1.18% and 0.53% as of March 31, 2005, December 31, 2004 and March 31, 2004 respectively.

"The credit quality of the loan portfolio remains strong as we grow the company. We have benefited from the strong commercial and residential real estate markets, establishing excellent relationships with premier borrowers in Thurston, Pierce and South King Counties," said Bruce Marley, Executive Vice President and Chief Lending Officer.

Venture Financial Group, through its wholly owned subsidiary Venture Bank, has 14 offices in four western Washington counties and offers a full spectrum of financial services including commercial, construction, residential and consumer lending, deposit products and other banking services. Further information about the Bank may be found on the Internet at www.venture-bank.com.

Note Regarding Forward-Looking Information

This press release includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors, including those set forth from time to time in the Company's filings with the Securities and Exchange Commission (the "SEC"). You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements.

VENTURE FINANCIAL GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands, except per share amounts)

	March 31,	December 31,	March 31,
	2005	2004	2004
Assets
Cash and due from banks	$ 15,823	$ 13,796	$ 19,930
Interest bearing deposits in banks	63	65	311
Federal funds sold	0	0	1,550
Securities available for sale	70,389	73,880	80,520
Securities held to maturity	0	0	504
FHLB Stock	3,944	3,930	1,166
Loans held for sale	5,074	3,118	2,569
Loans	447,733	429,523	371,110
Allowance for credit losses	7,167	7,189	7,506

Net loans	440,566	422,334	363,604

Premises and equipment	14,104	11,729	11,801
Foreclosed real estate	339	718	1,488
Accrued interest receivable	2,091	2,084	1,847
Cash value of life insurance	13,572	13,431	13,255
Intangible assets	9,460	9,487	11,570
Other assets	2,756	1,644	1,629
Total assets	$578,181	$556,216	$511,744

Liabilities
Deposits:
Demand	$ 76,056	$ 72,250	$ 77,953
Savings and interest bearing demand	161,908	151,153	186,108
Time deposits	121,530	103,318	114,308
Total deposits	359,494	326,721	378,369

Short term borrowing	119,069	128,703	34,847
Long term debt	34,589	34,589	42,589
Accrued interest payable	497	620	378
Other liabilities	6,510	7,743	5,606
Total liabilities	520,159	498,376	461,789
Stockholders' Equity
Common stock, (no par value); 30,000,000 shares authorized,	23,107	23,891	24,467
shares issued: 2005 - 6,520,714; December 2004 - 6,527,507;
March 2004 - 6,448,740
Retained earnings	35,313	33,706	24,859
Accumulated other comprehensive income	(398)	243	629
Total stockholders' equity	58,022	57,840	49,955
Total liabilities and stockholders' equity	$578,181	$556,216	$511,744

Other Data
Nonperforming assets to total assets	0.92%	1.05%	.68%
Nonperforming loans to loans	1.10%	1.18%	.53%
Allowance for credit losses to loans	1.59%	1.66%	2.01%
Allowance for credit losses to nonperforming assets	143.75%	141.35%	380.63%

Equity to Assets	10.04%	10.34%	9.77%
Net interest margin	5.36%	5.52%	5.35%

VENTURE FINANCIAL GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)

	Three months ended
	March 31,
	2005	2004

Interest income
Loans	$7,995	$6,651
Federal funds sold and deposits in banks	8	3
Investments	783	907
Total interest income	8,786	7,561
Interest Expense
Deposits	1,164	1,002
Other	1,159	495
Total interest expense	2,323	1,497

Net interest income	6,463	6,064

Provision for credit losses	215	132

Net interest income after provision for credit losses	6,248	5,932

Non-interest income
Service charges on deposit accounts	735	889
Origination fees on mortgage loans sold	411	338
Other operating income	904	569
Total non-interest income	2,050	1,796
Non-interest expense
Salaries and employee benefits	2,985	2,884
Occupancy and equipment	887	855
Other expense	1,459	1,187
Total non-interest expense	5,331	4,926

Operating income before income taxes	2,967	2,802

Income taxes	934	894

Net income	$ 2,033	$ 1,908

Other comprehensive income, net of tax:
Unrealized holding gains (losses) on securities arising during the period	(641)	499

Comprehensive Income	$ 1,392	$ 2,407
Earnings Per Share Data
Basic earnings per share	$0.31	$0.29
Diluted earnings per share	$0.30	$0.28

Dividends declared per share	$0.07	$0.07

Weighted average number of common shares outstanding	6,531,379	6,461,411
Weighted average number of common shares outstanding,
Including dilutive stock options	6,730,927	6,746,393

Return on average assets	1.45%	1.50%
Return on average equity	14.070%	15.734%